Exhibit 99.01

Investor and Trade Press Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor Announces Board of Director Changes

Company schedules a conference call for Tuesday, December 14, 2010 to discuss the Board changes and to provide its mid-quarter update

LIVERMORE, Calif. — December 13, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced that Executive Chairman Carl Everett was elected to serve as non-executive Chairman of the Board of Directors.  Current lead independent director Jim Prestridge will remain on the Board.  FormFactor also announced the resignations of Board members Homa Bahrami, Chenming Hu and Harvey Wagner from the Company’s Board of Directors.  All of the changes are effective December 26, 2010, the start of the Company’s 2011 fiscal year.

“Carl did an outstanding job stepping in as CEO during a very challenging time for the Company and leading the transition to our new CEO, Tom St. Dennis,” stated Jim Prestridge, lead independent director.  “Carl will now lead the Board as it oversees the Company’s turn-around, its future growth and long-term strategic direction.”

FormFactor noted that the resignations were not the result of any disagreements among the directors, but are a reflection of the Board’s decision to adjust its structure as a part of the Company’s larger efforts to streamline its operations.  Mr. Prestridge added, “On behalf of the Board of Directors and all employees, we thank the retiring directors for their outstanding service to FormFactor.”

The Company also announced that it expects revenue for its fourth fiscal quarter 2010 to be within its prior guidance range of $40 to $45 million.  A mid-quarter conference call to provide an update on the Company’s anticipated financial results for fiscal fourth quarter 2010, and the Company’s view of more recent trends and its revenue outlook for fiscal first quarter 2011, will be held Tuesday, December 14 at 6:00 a.m. PST, or 9:00 a.m. EST. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the Company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until December 16, 2010 at 9:00 p.m. PST, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 31205744.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the Company’s website at www.formfactor.com.

FORWARD-LOOKING STATEMENTS. Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the Company’s ability to complete successfully a turn-around and realize profitable growth. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the Company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the SEC, and subsequent SEC filings, including the Company’s Form 10-Qs for its fiscal quarterly periods ending March 27, 2010, June 26, 2010 and September 25, 2010. Copies of the Company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

# # #

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners